UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

Bay Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 737-7401

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b)      Voting Results.

At the annual meeting of stockholders of Bay Bancorp, Inc. (the “Company”) held on May 24, 2017, the stockholders voted on the four proposals set forth below. These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – The election of nine directors to serve on the Company’s Board of Directors until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Pierre Abushacra	6,804,290	87,751
Robert J. Aumiller	6,668,548	223,493
Steven K. Breeden	6,819,422	72,619
Mark M. Caplan	6,820,955	71,086
Harold I. Hackerman	6,819,397	72,644
Eric D. Hovde	6,783,911	108,130
Steven D. Hovde	6,781,386	110,655
Charles L. Maskell, Jr.	6,820,955	71,086
Joseph J. Thomas	6,804,276	87,765
			2,214,741

Proposal 2 – The ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2017:

For	Against	Abstain	Broker Non-Votes
9,102,541	1,215	3,026

Proposal 3 – The adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers for 2016:

For	Against	Abstain	Broker Non-Votes
6,712,556	64,532	114,953	2,214,741

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: May 24, 2017	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President & CEO